Exhibit 4.3 DESCRIPTION OF THE REGISTRANT’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 The following description sets forth certain material terms and provisions of our securities that are registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This description also summarizes certain provisions of our memorandum of association, our Fourth Amended and Restated Bye-Laws (the “Bye-laws”), the Shareholders Agreement, dated as of November 14, 2023 (the “Shareholders Agreement”), and the applicable provisions of the Bermuda Companies Act of 1981 (the “Companies Act”). This information is qualified entirely by reference to the applicable provisions of our memorandum of association, our Bye-laws, the Shareholders Agreement and the Companies Act. Copies of our memorandum of association, our Bye-laws and the Shareholders Agreement are incorporated by reference as exhibits to the Annual Report on Form 10-K (“Annual Report”) to which this Exhibit 4.3 is a part. Whenever we refer to particular sections or defined terms of our Bye-laws, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. The definitions of certain capitalized terms used in the following description are set forth below under “— Certain Definitions.” The terms “the Company,” “we,” “our” and “us” mean Hamilton Insurance Group, Ltd., excluding, unless otherwise expressly stated or the context requires, our Subsidiaries (as defined in the Bye-laws). Description of the Company’s Capital Stock The following description of our capital stock is a summary. You should keep in mind, however, that it is our memorandum of association, our Bye-laws, the Shareholders Agreement and Bermuda law, and not this summary, which define your rights as a security holder. There may be other provisions in these documents that are also important to you. We encourage you to read these documents for additional information. General Our authorized share capital is $1.5 million with a par value of $0.01 per share for a total of 150 million shares consisting of (i) 28,644,807 Class A common shares, $0.01 par value per Class A common share; (ii) 72,337,352 Class B common shares, $0.01 par value per Class B common share, (iii) 25,544,229 Class C common shares, $0.01 par value per Class C common share and (iv) 23,473,612 unclassified shares. Pursuant to our Bye-laws, subject to the requirements of the New York Stock Exchange (“NYSE”), and to any resolution of the shareholders to the contrary, our board of directors (“Board of Directors” or “Board”) is authorized to issue any of our authorized but unissued shares. The common shares currently issued and outstanding are fully paid and nonassessable within the meaning of applicable Bermuda law. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares provided our common shares remain listed on an appointed stock exchange, which includes the NYSE. Common Shares We have three classes of authorized common shares: Class A common shares, Class B common shares and Class C common shares. The rights of the holders of our Class A common shares, Class B common shares and Class C common shares are identical, except with respect to voting and conversion. Only our Class B common shares are registered under Section 12 of the Exchange Act. Our Class B common shares are listed on the NYSE under the symbol “HG.”

- 2 - There are no redemption or sinking fund provisions applicable to the common shares. The rights, powers, preferences and privileges of our common shares are subject to those of the holders of any preferred shares or any other series or class of shares we may authorize and issue in the future. Voting Subject to the voting cutback described below, holders of our Class A common shares and Class B common shares are entitled to one vote per share held of record and vote together as a single class on all matters on which shareholders are entitled to vote generally, except as provided by law and in the Bye- laws of the Company (including, for example, the election or removal of directors). Only holders of our Class B common shares may vote for the election or removal of certain directors as described below, other than for directors who are appointed by certain shareholders pursuant to the Shareholders Agreement and our Bye-laws. Holders of our Class C common shares are not entitled to vote on any matter submitted to a vote of shareholders, except as otherwise required by law. The holders of our common shares do not have cumulative voting rights in the election of directors. Our Bye-laws provide a mechanism under which the Company may, before a vote of the shareholders on any matter, in certain circumstances reallocate a proportion of the voting rights held by or attributed to certain shareholders or groups of shareholders among other shareholders so as to ensure that those certain shareholders or groups of shareholders and their affiliates are not deemed to own shares possessing voting power comprising more than 9.5% of the total combined voting power (or, in the case of holders of our Class B common shares when voting as a class, such as in respect of the election or removal of directors other than for directors who are appointed by certain shareholders pursuant to the Shareholders Agreement and our Bye-laws, a maximum of 14.92% of the total combined voting power, calculated by multiplying (a) 9.5% and (b) the quotient of dividing (x) the total number of directors by (y) the number of directors elected by holders of Class B common shares) (each, a “share voting limitation”). In addition, our Board of Directors may, in its absolute discretion, make adjustments to the voting power of its shares to the extent necessary or advisable in order (i) to prevent (or reduce the magnitude of) a share voting limitation violation and (ii) to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company or any shareholder or its affiliates. We are not obligated to provide notice to a shareholder of any adjustment to its voting power that results (or may result) from the application of the voting cutback. Our Bye-laws also eliminate the voting power for certain holders of our common shares that have a relationship with Two Sigma Investments, LP. Our Board of Directors will from time to time, at its discretion and prior to any time at which a vote of shareholders is taken, take (or cause to be taken) reasonable steps to ascertain the voting power held by each shareholder, including requesting information regarding the direct or indirect ownership of common shares. Conversion Each Class A common share and Class C common share will convert automatically into one Class B common share upon any transfer (except for transfers to a permitted transferee as defined in our Bye- laws), whether or not for value. The number of authorized and issued Class A common shares and Class C common shares, as applicable, shall be reduced by the aggregate number of such issued Class A common shares and Class C common shares, as applicable, converted to Class B common shares and the number of authorized and issued Class B common shares shall be correspondingly increased by the same amount.

- 3 - Dividends Under Bermuda law, a company may not declare or pay dividends if there are reasonable grounds for believing that (1) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (2) the realizable value of its assets would thereby be less than its liabilities. Under our Bye-laws, holders of our common shares are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred shares. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of common shares will be entitled to receive pro rata our remaining assets available for distribution. Variation of Rights Pursuant to our Bye-laws, if at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may, whether or not the Company is being wound-up, be varied by a majority of the Board of Directors voting in the affirmative and either: (1) with the consent in writing of the holders of a majority of the total outstanding voting power of the issued shares of that class; or (2) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least one person holding or representing a majority of the issued shares of the relevant class is present except for a variation of rights with respect to the Class A common shares in which the Blackstone Investor (as defined in the Shareholders Agreement) must consent for so long as the Blackstone Investor holds any Class A common shares. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith. Preferred Shares Under Bermuda law and our Bye-laws, our Board of Directors is authorized to issue preferred shares in one or more series without shareholder approval. Our Board of Directors has the discretion under our Bye-laws to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred shares, without any further shareholder approval. The rights with respect to a series of preferred shares may be greater than the rights attached to our common shares. It is not possible to state the actual effect of the issuance of any preferred shares on the rights of holders of our common shares until our Board of Directors determines the specific rights attached to those preferred shares. The effect of issuing preferred shares could include, among other things, one or more of the following: • restricting dividends in respect of our common shares; • diluting the voting power of our common shares or providing that holders of preferred shares have the right to vote on matters as a class; • impairing the liquidation rights of our common shares; or • delaying or preventing a change of control of us. We currently do not have any issued and outstanding preferred shares.

- 4 - Warrants As of December 31, 2023, warrants to purchase an aggregate of 810,000 Class B common shares, with an exercise price of $10.00 per share were outstanding. These warrants expire on March 20, 2024 or July 14, 2024, as applicable, and may be exercised at any time prior to the applicable expiration date Transfer of Shares Our Board of Directors may, in its absolute discretion and without assigning any reason, refuse to register the transfer of a share on the basis that it is not fully paid. Our Board of Directors may also refuse to recognize an instrument of transfer of a share unless it is accompanied by the relevant share certificate (if any) and such other evidence of the transferor’s right to make the transfer as our Board of Directors shall reasonably require or unless all applicable consents, authorizations and permissions of any governmental agency or body in Bermuda have been obtained. Subject to these restrictions, a holder of common shares may transfer the title to all or any of his or her common shares by completing an instrument of transfer in writing in such form as our Board of Directors may accept. The instrument of transfer must be signed by the transferor and transferee, although in the case of a fully paid share our Board of Directors may accept the instrument signed only by the transferor. Election and Removal of Directors Our Bye-laws provide that our Board of Directors shall consist of not less than eleven (11) directors or more than fifteen (15) directors as the Board of Directors may from time to time determine. As provided in the Shareholders Agreement and our Bye-laws, as many as four (4) shareholders each have the right to appoint one (1) director if such shareholder continues to hold a prescribed number of common shares. Each of Sango Holdings, Hopkins Holdings and the Blackstone Investor (each as defined therein) must hold at least five million Class A common shares, while the Magnitude Investor must hold at least seven and a half million Class B common shares to continue to have the appointment right. The remaining directors will be elected annually for a term expiring at the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated. On January 18, 2024, the Blackstone Investor notified the Company that it irrevocably waived its right to appoint a director pursuant to the Shareholders Agreement. A shareholder holding any percentage of the common shares in issue may propose for election as a director someone who is not an existing director or is not proposed by our Board of Directors. Where a director is to be elected at an annual general meeting, notice of any such proposal for election must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is not less than 30 days before or after such anniversary, the notice must be given no later than the later of (i) 70 days prior to the date of such meeting and (ii) the close of business on the fourth day following the day on which such notice of the date of the annual general meeting was posted to shareholders or the date on which public disclosure of the date of the annual general meeting was made, whichever first occurs. A director may be removed, only with cause, by the shareholders by the affirmative vote of at least 66 2/3% of the issued and outstanding voting securities entitled to vote for the election of directors, provided that notice of the shareholders meeting convened to remove the director is given to the director. The notice must contain a statement of the intention to remove the director and a summary of the facts justifying the removal and must be served on the director not less than 14 days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his or her removal.

- 5 - As set out in the Bye-laws, each director holds office for a term expiring at the next general meeting or until his or her successor is elected, subject to prior death, resignation, retirement, disqualification or removal in accordance with the Bye-laws. Amendment of Memorandum of Association and Bye-laws Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. Our Bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of our Board of Directors and by a resolution of our shareholders holding more than 50% of the total outstanding voting power of the voting securities. The memorandum of association shall not be rescinded, altered or amended without a resolution of our Board of Directors and a resolution of our shareholders holding more than 50% of the total outstanding voting power of the voting securities. Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment that alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Supreme Court of Bermuda. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by a shareholder who has voted in favor of the alteration or has given the company a statement in writing that they consented to the alteration. Change of Control; Amalgamations and Mergers The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two or more persons holding or representing more than one-third of the issued shares of the company. Our Bye-laws require a majority of the Board of Directors voting in the affirmative and directors representing less than fifteen percent of the entire Board of Directors voting in opposition to approve the amalgamation or merger agreement, other than for any merger or consolidation solely between or among any two or more wholly owned Subsidiaries of the Company that are not Material Subsidiaries (as defined in the Bye-laws). Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares. Our Bye-laws also require a majority of the Board of Directors voting in the affirmative and directors representing less than fifteen percent of the entire Board of Directors voting in opposition to approve the entry into or consummation of any transaction or series of transactions involving any sale, pledge, transfer or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries.

- 6 - Shareholder Suits Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it. When the affairs of a company are being conducted in a manner that is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company. Our Bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer. Capitalization of Profits and Reserves Pursuant to our Bye-laws, our Board of Directors may (1) capitalize any part of the amount of our share premium or other reserve accounts or any amount credited to our profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata (except in connection with the conversion of shares) to the shareholders; or (2) capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by paying up in full, partly paid or nil paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution. Untraced Shareholders Our Bye-laws provide that our Board of Directors may forfeit any dividend or other monies payable in respect of any shares that remain unclaimed for six years from the date when such monies became due for payment. In addition, we are entitled to cease sending dividend warrants and checks by post or otherwise to a shareholder if such instruments have been returned undelivered to, or left uncashed by, such shareholder on at least two consecutive occasions or, following one such occasion, reasonable enquiries have failed to establish the shareholder’s new address. This entitlement ceases if the shareholder claims a dividend or cashes a dividend check or a warrant. Certain Provisions of Bermuda Law We have been designated by the BMA as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of common shares. The BMA has given its consent for the issue and free transferability of all of our registered Class B common shares to and between residents and non-residents of Bermuda for exchange control purposes,

- 7 - provided that our shares remain listed on an appointed stock exchange, which includes the NYSE. Approvals or permissions given by the BMA do not constitute a guarantee by the BMA as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, neither the BMA nor the Registrar of Companies in Bermuda shall be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of common shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the BMA. We have sought and have obtained a specific permission from the BMA for the issue and transfer of common shares up to the amount of our authorized capital from time to time, and options, warrants, depository receipts, rights, loan notes, debt instruments and our other securities to persons resident and non-resident for exchange control purposes with the need for prior approval of such issue or transfer. In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. Transfer Agent and Registrar The transfer agent and registrar for the common shares is Broadridge Corporate Issuer Solutions, LLC (“Broadridge”). Broadridge’s address is 51 Mercedes Way, Edgewood, NY 11717.